Section 906 Certifications

I, Charles E. Porter, a Principal Executive Officer of the Funds listed on Attachment A, certify that, to my knowledge: 1. The form N-CSR of the Funds listed on Attachment A for the period ended November 30, 2005 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Form N-CSR of the Funds listed on Attachment A for the period ended November 30, 2005 fairly presents, in all material respects, the financial condition and results of operations of the Funds listed on Attachment A.

Date: January 27, 2006 /s/ Charles E. Porter ______________________ Charles E. Porter Principal Executive Officer

Section 906 Certifications

I, Steven D. Krichmar, a Principal Financial Officer of the Funds listed on Attachment A, certify that, to my knowledge:

1. The form N-CSR of the Funds listed on Attachment A for the period ended November 30, 2005 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Form N-CSR of the Funds listed on Attachment A for the period ended November 30, 2005 fairly presents, in all material respects, the financial condition and results of operations of the Funds listed on Attachment A.

Date: January 27, 2006 /s/ Steven D. Krichmar ______________________ Steven D. Krichmar Principal Financial Officer

Attachment A
N-CSR
Period (s) ended November 30, 2005

030	Putnam New York Tax Exempt Income Fund
012	Putnam Equity Income Fund
949	Putnam Classic Equity Fund
060	Putnam High Yield Advantage Fund
398	Putnam Limited Duration Government Income Fund
058	Putnam Investment Grade Municipal Trust
019	Putnam New Jersey Tax Exempt Income Fund
847	Putnam Minnesota Tax Exempt Income Fund
855	Putnam Arizona Tax Exempt Income Fund
168	Putnam Tax Free Health Care Fund
433	Putnam Capital Appreciation Fund
848	Putnam Ohio Tax Exempt Income Fund
845	Putnam Massachusetts Tax Exempt Income Fund
590	Putnam Managed High Yield Trust
037	Putnam Florida Tax Exempt Income Fund
846	Putnam Michigan Tax Exempt Income Fund
047	Putnam Pennsylvania Tax Exempt Income Fund